UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2007

The Advisory Board Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2445 M Street, NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-266-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 12, 2007, the Board of Directors of The Advisory Board Company (the "Company") approved and adopted an amendment and restatement of the Bylaws of the Company (the "Bylaws") as part of a general review of certain of the Company’s governance instruments. Pursuant to the amendment and restatement, which will become effective on November 15, 2007 (the date of the Company’s 2007 annual meeting of stockholders), among other things:

• Article II, Section 1 (Stock Certificates; Uncertificated Shares) was amended to clarify that the Company may issue shares of its stock in uncertificated form. Effective as of January 1, 2008, all NASDAQ Stock Market listed companies will be required to participate in the Direct Registration System. The Direct Registration System allows stockholders to have securities registered in their names in electronic (book-entry) form without issuance of physical certificates and allows stockholders to transfer securities electronically to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

• Certain sections of the Bylaws, including Article II, Section 4(b) (Calling Special Meetings) and Section 6(c) (Special Meetings), were revised, and a new Article II, Section 7 (Stockholder Requested Special Meeting) was added, to provide notice and request procedures stockholders must follow in order to require the Company to call a special meeting of stockholders and by which the record date, time and place for such a special meeting is fixed. Article II, Section 7(a) also specifies the information that a stockholder or stockholders must submit in connection with a request that the Company call a special meeting of stockholders.

• Certain sections of the Bylaws, including Article II, Section 6(a) (Place of Meetings) and Section 6(e) (Nominations and Stockholder Business), were revised, and a new Article II, Section 6(i) (Inspectors of Election; Opening and Closing the Polls) was added, to clarify and provide certain processes and procedures with respect to fixing the place and the conduct of stockholder meetings.

• Article II, Section 6(d) (Stockholder List) was revised to permit a complete list of stockholders to be made available before stockholder meetings on a reasonably accessible electronic network or at the principal place of the Company’s business. Article II, Section 6(d) previously provided that the stockholder list be made available "either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held."

• Article II, Section 6(e) (Nominations and Stockholder Business) was revised to clarify and modify certain information and timing requirements in connection with nominations or other business to be properly brought before an annual meeting by a stockholder. The amendment also requires a stockholder to deliver notice of proposed business to the Company between 90 and 120 days prior to the anniversary of the date of the prior year’s annual meeting, rather than between 45 and 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting (as required by the prior Bylaws).

• Article II, Section 6(g) (Voting; Proxies) was revised to make express each stockholder’s entitlement to authorize another person or person to act for such stockholder by proxy, to provide a period of time that such proxy may be voted or acted upon, and to specify the means by which a stockholder may revoke any proxy.

• Article III, Section 4 (Meetings) and Article V, Section 1 (Notices) were revised to make express the authority to provide certain notices by electronic transmission.

• Article VII (Amendments) was revised to remove the requirement that the Company provide notice of the Board of Directors’ alteration, amendment, repeal or adoption of new Bylaws. The Company’s Certificate of Incorporation, as amended, already provides that the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws, and rules of the U.S. Securities and Exchange Commission promulgated since the prior Bylaws were adopted require the Company, among other things, to disclose, within four business days, information concerning amendments to its bylaws that were not disclosed in a proxy statement or information statement filed with the Commission.

• Certain sections of Article VIII (Indemnification of Officers, Directors, Employees and Agents) were revised to remove the definition of good faith and to provide that the Company shall be required to indemnify a current or former director or officer in connection with any action, suit or proceeding (or part thereof) commenced by such director or officer only if the Board of Directors authorized the commencement of such action, suit or proceeding (or part thereof).

• Certain sections of the Bylaws were revised to conform to the foregoing changes, and certain other non-substantive revisions were made to the Bylaws.
The foregoing description of the revisions to the Bylaws made in connection with the amendment and restatement thereof is qualified in its entirety by reference to the full text of the Bylaws, as so amended and restated, which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

3.1 Amended and Restated Bylaws of The Advisory Board Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

November 14, 2007	By:	/s/ Michael T. Kirshbaum

Name: Michael T. Kirshbaum
Title: Chief Financial Officer, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of The Advisory Board Company